Exhibit 10.4

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           T.R. WINSTON & COMPANY, LLC

     This Amended and Restated Limited Liability Company Agreement (this "Agreement") of T.R. Winston & Company, LLC (the "Company") is entered into as of the 20th day of August, 2003, by and among Kent Financial Services, Inc., a Delaware corporation, as the initial Member of the Company (the "Initial Member" or "Kent"), G. Tyler Runnels ("Runnels") and John W. Galuchie, Jr. ("Galuchie," and collectively with Runnels, the "New Members").

     The Initial Member heretofore formed a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101, et seq.), by filing a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware on August 18, 2003, and entering into a Limited Liability Company Agreement of the Company dated and effective as of August 18, 2003 (the "Original Agreement").

     Effective as of August 20, 2003, T.R. Winston & Company, Inc., a New Jersey corporation, was merged with and into the Company, with the Company being the surviving entity, in accordance with the laws of both Delaware and New Jersey.

     The Company desires to distribute membership interests to the New Members upon the terms set forth herein and to admit the New Members as members of the Company.

     The parties hereto desire to continue the Company as a limited liability company under the Delaware Limited Liability Company Act and to amend and restate the Original Agreement in its entirety.

     In consideration of the agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

     Section 1.1 Definitions. As used in this Agreement:
                 ------------

     "Adjusted Capital Account Deficit" means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

          (i) Credit to such Capital Account any amounts that such Unit Holder is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation ss.ss. 1.704-2(g)(1) and 1.704-2(i)(5); and

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          (ii)  Debit to such Capital  Account the items described  in  Treasury
Regulation ss.ss. 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

     The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation ss. 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Affiliate" means, with respect to a specified Person, (i) any Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with the specified Person, (ii) any Person owning (or otherwise controlling the voting rights with respect to) ten percent (10%) or more of the outstanding voting interests of the specified Person, (iii) any Person that is an officer or director of, general partner in, trustee of, or serves in a similar capacity with respect to, the specified Person, (iv) any Person who is an officer or director of, general partner in, trustee of, or holder of ten percent (10%) or more of the outstanding voting interests of any Person described in Clauses (i) through (iii) of this sentence, or (v) if the specified Person is an individual, the spouse, child, grandchild, parent or grandparent of the specified Person. For purposes of the definition in the immediately preceding sentence, the term "controls," "is controlled by" or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Amended and Restated Limited Liability Company Agreement of T.R. Winston & Company, LLC, as further amended, supplemented or restated from time to time.

     "Assign" means, with respect to the interest in the Company of any Unit Holder, to sell, transfer, pledge, encumber, mortgage or otherwise hypothecate such interest, and "Assignment" has a correlative meaning.

     "Assignee" means any Person who is a transferee of a Member's interest in the Company, or part thereof, and who does not become a Substitute Member pursuant to Section 13.1 hereof.

     "Capital Account" means, with respect to any Unit Holder, the account maintained for such Unit Holder in accordance with the provisions of Section 4.4 hereof.

     "Capital Contribution" means, with respect to any Unit Holder, the aggregate amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company pursuant to Section 4.1 with respect to the Units held by such Unit Holder. In the case of a Unit Holder who acquires an interest in the Company by virtue of an Assignment in accordance with the terms of this Agreement, "Capital Contribution" has the meaning set forth in Section 4.4(i) hereof.

     "Certificate" means the Certificate of Formation filed on behalf of the Company with the office of the Secretary of State of the State of Delaware on August 18, 2003, and all amendments thereto and restatements thereof required by the Delaware Act to be filed with such office.


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     "Code"  means the Internal  Revenue  Code of 1986,  as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section (ss.) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

     "Commissions" has the meaning ascribed thereto in Section 15.5 hereof.

     "Company" means T.R. Winston & Company, LLC, the limited liability company formed under and pursuant to the Delaware Act and being continued and governed under this Agreement.

     "Company Minimum Gain" has the same meaning as the term "partnership minimum gain" set forth in Treasury Regulation ss.ss. 1.704-2(b)(2) and 1.704-2(d).

     "Covered Person" means a Member, any Affiliate of a Member, any officers, directors, shareholders, partners, members, employees, representatives or agents of a Member's Affiliates, or any Manager, employee or agent of the Company or its Affiliates.

     "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del.C. ss. 18-101, et seq., and any successor thereto, as amended from time to time.

     "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period; provided, however, that if the Gross Asset Value of an asset differs from its adjusted basis for federal income-tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income-tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year or other period bears to such beginning adjusted tax basis; and provided further, that if the federal income-tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

     "Fiscal Year" means (i) the period commencing upon the formation of the Company and ending on December 31, 2003, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in Clause (ii) of this sentence for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article VII hereof.

     "Focus Report" means the Financial and Operational Combined Uniform Single Report required to be filed monthly by the Company with the NASD.

     "Galuchie" means John W. Galuchie, Jr.


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

     "Galuchie Employment Agreement" means the Employment Agreement between Kent and Galuchie dated as of July 1, 2001.

     "Galuchie  Termination  Compensation"  has the meaning  ascribed thereto in
Section 13.6 hereof.

     "Gross Asset Value" means, with respect to any asset, such asset's adjusted basis for federal income-tax purposes, except as follows:

          (i) Except in the case of the assets deemed contributed to the Company by the Initial Member pursuant to Section 4.1(i) hereof, the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, determined by the Manager, subject to Paragraph
(v) of this definition;

          (ii) The Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, subject to Paragraph (v) of this definition, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Unit Holder of more than a de minimis amount of Company assets as consideration for an interest in the Company; and (c) the liquidation of the Company within the meaning of Treasury Regulation ss. 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to Clause (a) and Clause (b) of this sentence shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Unit Holders in the Company;

          (iii) The Gross Asset Value of any Company asset distributed to any Unit Holder shall be the gross fair market value of such asset on the date of distribution, as determined by the Manager, subject to Paragraph (v) of this definition; and

          (iv) The Gross Asset Values of Company assets (including intangible assets, such as goodwill) shall be increased (or decreased) to reflect any adjustments to the adjusted bases of such assets pursuant to ss. 734(b) or ss. 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation ss. 1.704-1(b)(2)(iv)(m) and Paragraph (vi) of the definition of "Profits" and "Losses" below or Section 8.2(vii) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Paragraph (iv) to the extent the Manager determines that an adjustment pursuant to Paragraph (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Paragraph (iv).

          (v) With respect to any determination or adjustment to the Gross Asset Value of any asset pursuant to the foregoing Paragraphs of this definition, the Manager shall prepare and distribute to all of the Members a written report detailing the determination or adjustment proposed to be made by the Manager and the basis therefor. Any Member may object in writing to such determination or adjustment thereto within thirty (30) days following the date of receipt of the written report. In such event, unless all Members agree with respect to the Gross Asset Value or adjustment thereto, the Gross Asset Value or appropriate adjustment thereto (if any) shall be determined by an independent arbitrator


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

agreed to by the Manager and the objecting Member, and such arbitrator's decision shall be binding upon the Company and all Unit Holders.

     If the Gross Asset Value of an asset has been determined or adjusted pursuant to Paragraph (i), (ii) or (iv) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

     "Initial   Member"  means  Kent  Financial   Services,   Inc.,  a  Delaware
corporation.

     "Kent" means Kent Financial Services, Inc., a Delaware corporation.

     "Koether" means Paul O. Koether.

     "Liquidating Trustee" has the meaning ascribed thereto in Section 14.3 hereof.

     "Majority Vote" means the written approval of, or the affirmative vote by, Members holding a majority of the Units held by Members.

     "Manager" has the meaning ascribed thereto in Section 6.1 hereof.

     "Member" means any Person named as a member of the Company on Schedule A hereto and includes any Person admitted as an Additional Member or a Substitute Member pursuant to the provisions of this Agreement when acting in his, her or its capacity as a member of the Company, and "Members" means two (2) or more of such Persons. For purposes of the Delaware Act, the Members shall constitute one
(1) class or group of members.

     "Member Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" set forth in Treasury Regulation ss. 1.704-2(b)(4).

     "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulation ss. 1.704-2(i)(3).

     "Member Nonrecourse Deductions" has the same meaning as the term "partner nonrecourse deductions" set forth in Treasury Regulations ss.ss. 1.704-2(i)(1) and (2).

     "Merger" means the merger of the Predecessor Corporation with and into the Company, effective as of August 20, 2003.

     "NASD" means National Association of Securities Dealers, Inc.

     "Net Available Cash" means, for each Fiscal Year or other period of the Company, the gross cash receipts of the Company from all sources, but excluding any amounts, such as gross receipts taxes, that are held by the Company as a


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

collection agent or in trust for others or that are otherwise not unconditionally available to the Company, less all amounts paid by or for the account of the Company during the same Fiscal Year or other period (including, without limitation, payments of principal and interest on any Company indebtedness (including, without limitation, indebtedness to Kent and Runnels under Section 4.6(iii) hereof), payments of salaries, wages, commissions and other compensation to Runnels, Galuchie, Koether and other employees of the Company in accordance with the provisions of this Agreement, and payments of expenses reimbursed to the Members and the Manager under Section 5.2 hereof), and less any amounts determined by the Members by Required Vote to be necessary to provide a reasonable reserve for working-capital needs or any other contingencies of the Company. Net Available Cash shall be determined in accordance with the cash receipts and disbursements method of accounting and otherwise in accordance with generally accepted accounting principles, consistently applied. Net Available Cash shall not be reduced by depreciation, amortization, cost recovery deductions, depletion, similar allowances or other non-cash items, but shall be increased by any reduction of reserves previously established.

     "New Member" means either Runnels or Galuchie, and "New Members" means both Runnels and Galuchie.

     "Nonrecourse Deductions" has the meaning set forth in Treasury Regulation ss. 1.704-2(b)(1). "Nonrecourse Liability" has the meaning set forth in Treasury Regulation ss. 1.704-2(b)(3).

     "Original Agreement" means the Limited Liability Company Agreement of the Company dated as of August 18, 2003.

     "Percentage Interest" means, with respect to any Unit Holder and with respect to any point in time, that fraction (expresses as a percentage) whose numerator is the number of Units held by such Unit Holder and whose denominator is the total number of issued and outstanding Units at such time.

     "Person" includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

     "Predecessor Corporation" means T.R. Winston & Company, Inc., a New Jersey corporation.

     "Profits" and "Losses" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with ss. 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to ss. 703(a)(1) of the Code), with the following adjustments:




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          (i) Any income of the Company  exempt from federal income  tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

          (ii) Any expenditures of the Company described in ss. 705(a)(2)(B) of the Code (or treated as expenditures described in ss. 705(a)(2)(B) of the Code pursuant to Treasury Regulation ss. 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

          (iii) In the event the Gross Asset Value of any Company asset is adjusted in accordance with Paragraph (ii) or Paragraph (iii) of the definition of "Gross Asset Value" above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

          (iv) Gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income-tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

          (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such Fiscal Year or other period computed in accordance with the definition of "Depreciation" above;

          (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to ss. 734(b) or ss. 743(b) of the Code is required pursuant to Treasury Regulation ss. 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of such asset) or loss (if the adjustment decreases the basis of such asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

          (vii) Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 7.2 or Section 7.3 hereof shall not be taken into account in computing Profits or Losses.

     "Regulatory Allocations" has the meaning ascribed thereto in Section 7.3 hereof.

     "Required Vote" means the written approval of, or the affirmative vote by, the holders of at least seventy percent (70%) of the issued and outstanding Units held by Members.

     "Runnels" means G. Tyler Runnels.

     "Runnels   Employment   Agreement"  means  the  letter  agreement   between
Predecessor  Corporation and Runnels dated April 17, 1990, and all continuations


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thereof  and  substitutions  therefor,  whether in  writing,  oral or arising by course of conduct and understanding between the Predecessor Corporation and Runnels.

     "Substitute Member" means a Person who is admitted to the Company as a Member pursuant to Section 13.1 hereof and who is named as a Member on Schedule A attached hereto.

     "Tax  Matters  Member" has the  meaning  ascribed  thereto in Section  10.2 hereof.

     "Treasury Regulations" means the income-tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of superseding regulations).

     "Unit" means and represents the right to share in Profits and Losses, and items thereof, and distributions of the Company, to the extent set forth in this Agreement.

     "Unit Holder" means any Person who holds one (1) or more Units, regardless of whether such Person is a Member or mere Assignee, and regardless of whether such Units were initially acquired by such Person from the Company or by transfer from another Unit Holder.

     Section 1.2 Headings.  The headings and  subheadings  in this Agreement are
                 ---------
included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                   ARTICLE II
                             ASSIGNMENT OF INTEREST,
                        CONTINUATION OF COMPANY AND TERM

     Section 2.1 Continuation.
                 -------------

     (i) The Members (a) hereby agree to continue the Company as a limited liability company under and pursuant to the provisions of the Delaware Act, and
(b) hereby agree that the rights, duties and liabilities of the Members shall hereafter be as provided in the Delaware Act, except as otherwise provided herein.

     (ii) Upon the execution of this Agreement, or a counterpart of this Agreement, (a) the Initial Member shall continue and the New Members shall be admitted to the Company as Members.

     (iii) The name, mailing address, number of Units and Percentage Interest of each Unit Holder shall be listed on Schedule A attached hereto. The Manager shall be required to update Schedule A from time to time as necessary to reflect accurately the information therein. Any amendment or revision to Schedule A (including Schedule A-1 attached thereto) made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.


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     Section 2.2 Name. The name of the Company shall be "T.R. Winston & Company,
                 ----
LLC," unless and until the name of the Company is changed by the Members by Required Vote and an appropriate amendment to the Certificate is filed with the office of the Secretary of State of the State of Delaware as required by the Delaware Act.

     Section 2.3 Term. The term of the Company commenced on August 18, 2003, the
                 -----
date the Certificate was filed in the office of the Secretary of State of the State of Delaware, and shall continue perpetually unless the Company is dissolved in accordance with the provisions of this Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Delaware Act.

     Section 2.4 Registered Agent and Office. The Company's registered agent and
                 ---------------------------
office in Delaware shall be RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801. At any time, the Members by Majority Vote may designate another registered agent and/or registered office.

     Section 2.5 Principal Place of Business. The principal place of business of
                 ----------------------------
the Company shall be 376 Main Street, Bedminster, New Jersey 07921. Subject to the provisions of Section 15.1 hereof, the Members by Majority Vote may at any time change the location of the Company's principal place of business.

     Section 2.6 Qualification in Other  Jurisdictions.  The Manager shall cause
                 --------------------------------------
the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business. The authority of Michael D. Allen as an authorized person, within the meaning of the Delaware Act, terminated upon the filing of the Certificate, and the Manager, as an authorized person, within the meaning of the Delaware Act, shall execute, deliver and file (i) any amendments to or restatements of the Certificate required by the Delaware Act to be filed with the office of the Secretary of State of the State of Delaware, and (ii) any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

                                   ARTICLE III
                       PURPOSES AND POWERS OF THE COMPANY

     Section  3.1  Purposes.  The  Company  is being  formed  for the object and
                   ---------
purpose of, and the nature of the business to be conducted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act.

     Section 3.2 Powers of the Company.
                 ---------------------

     (i) The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in Section 3.1 hereof, including, but not limited to, the power:


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          (a) To conduct its  business,  carry  on  its  operations and have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

          (b) To acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, improve, construct, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

          (c) To enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Member, any Affiliate of a Member, the Manager, or any employee or agent of the Company, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

          (d) To sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

          (e) To appoint employees and agents of the Company and define their duties and fix their compensation;

          (f) To indemnify any Person in accordance with the Delaware Act;

          (g) To cease its activities and cancel its Certificate;

          (h) To negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

          (i) To borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on any assets of the Company;

          (j) To pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities;

          (k) To form, or participate in the formation of, and enter into partnerships, limited liability companies, trusts, associations, corporations or other ventures with other Persons in furtherance of the purposes of the Company; and

          (l) To make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purposes of the Company.

     (ii) The Company is hereby authorized to execute, deliver and perform, and, subject to the provisions of Sections 6.6 and 6.7 hereof, the Manager, on behalf of the Company, is hereby authorized to execute and deliver, all documents, agreements and certificates required or otherwise deemed by the Manager to be necessary or desirable in order for the Company to carry out the purposes set forth in Section 3.1 hereof, all without any further act, vote or approval of any Member. The foregoing authorization shall not be deemed a restriction on the powers of the Manager to enter into other agreements on behalf of the Company.

     (iii) Subject to the provisions of Sections 6.6 and 6.7 hereof, the Manager, in his sole discretion, may authorize any Person to enter into and perform any document on behalf of the Company.

     (iv) The Company may merge with, or consolidate into, another Delaware limited liability company or other business entity (as defined in ss. 18-209(a) of the Delaware Act), but only with the prior approval by the Members by Required Vote.

                                   ARTICLE IV
                          CAPITAL CONTRIBUTIONS, UNITS,
               CAPITAL ACCOUNTS, ADVANCES AND PERSONAL GUARANTIES

     Section 4.1 Capital Contributions.
                 ----------------------

     (i) Kent. As of the effective  date of the Merger,  the Initial  Member was
         ----
deemed to have contributed to the capital of the Company all of the assets then held by the Predecessor Corporation, subject to all of the then liabilities of the Predecessor Corporation, as more fully described on Schedule A-1 attached to Schedule A attached hereto. The Company hereby assumes and agrees to discharge in full all such liabilities. The agreed value of such contribution so made by the Initial Member is $500,000, as set forth on the said Schedule A-1. Ten thousand (10,000) Units were issued by the Company as a result of such contribution by the Initial Member. Of such contribution by the Initial Member, $200,000 was credited to the Initial Member's Capital Account as the Initial Member's initial Capital Contribution to the Company pursuant to Section 4.4(ii)(a) hereof, and four thousand (4000) Units were issued by the Company to the Initial Member.

     (ii)  Runnels.  By the  execution of this  Agreement,  Kent has assigned to
           --------
Runnels, and Runnels has accepted an assignment of, a fifty and one/one hundreth percent (50.01%) interest in the contribution to the Company by the Initial Member described in Subsection (i) of this Section 4.1, in complete payment and satisfaction of all obligations of the Predecessor Corporation to Runnels under the Runnels Employment Agreement immediately preceding the effective time of the Merger, $250,000 shall be deemed to be the initial Capital Contribution to the Company by Runnels made as of the date of execution of this Agreement, $250,050 was credited to Runnels' Capital Account pursuant to Section 4.4(ii)(a) hereof, and the Company issued five thousand one (5001) Units to Runnels in exchange for his initial Capital Contribution.

     (iii) Galuchie.  By the execution of this  Agreement,  Kent has transferred
           --------
and assigned to Galuchie, and Galuchie has accepted the assignment of, a nine and ninety nine/one hundreths percent (9.99%) interest in the contribution to the Company by the Initial Member described in Subsection (i) of this Section 4.1, in complete payment and satisfaction (subject to Section 6.8 hereof) of all remaining obligations of Kent to Galuchie under the Galuchie Employment Agreement immediately preceding the effective time of the Merger, Galuchie shall be deemed to have contributed to the Company as of the date of execution of this Agreement as his Capital Contribution $49,950, which was credited to Galuchie's Capital Account pursuant to Section 4.4(ii)(a) hereof, and the Company issued nine hundred ninety-nine (999) Units to Galuchie in exchange for his Capital Contribution.

     Section  4.2  Units.  The  number  of Units  (and the  Percentage  Interest
                   ------
represented by such Units) held by each Unit Holder shall be set forth on Schedule A attached hereto. As required by Section 2.1(iii) hereof, the Manager shall revise (or cause to be revised) Schedule A to reflect any adjustment in the number of Units of any Unit Holder. Each Unit Holder hereby agrees that his, her or its interest in the Company and in his, her or its Units shall for all purposes be personal property. A Unit Holder has no interest in specific Company property.

     Section 4.3 Status of Capital Contributions.
                 -------------------------------

     (i) Except as otherwise provided in this Agreement, the amount of a Unit Holder's Capital Contributions may be returned to him, her or it, in whole or in part, at any time, but only with the prior approval by the Members by Required Vote. Except as otherwise provided in this Agreement, any such returns of Capital Contributions shall be made to all Unit Holders in proportion to their respective aggregate Capital Contributions. Notwithstanding the foregoing, no return of a Unit Holder's Capital Contributions shall be made hereunder if such distribution would violate applicable state law. Under circumstances requiring a return of any Capital Contribution, no Unit Holder shall have the right to demand or receive property other than cash, except as may be specifically provided in this Agreement.

     (ii) No Unit Holder shall receive any interest or drawing with respect to his, her or its Capital Contributions or his, her or its Capital Account.

     (iii) Except as otherwise provided in Section 4.6(ii) hereof, no Unit Holder shall be required to lend any funds to the Company. No Unit Holder shall have any personal liability for the repayment of any Capital Contribution of any other Member or Assignee.

     Section 4.4. Capital Accounts.
                  -----------------

     (i) An individual Capital Account shall be established and maintained for each Unit Holder. The original Capital Account established for any Unit Holder who acquires an interest in the Company by virtue of an assignment in accordance with the terms of this Agreement shall be in the same amount as, and shall replace, the Capital Account of the assignor of such interest, and, for purposes of this Agreement, such Unit Holder shall be deemed to have made the Capital Contributions made by the assignor of such interest (or made by such assignor's predecessor in interest). To the extent such Unit Holder acquires less than the entire interest in the Company of the assignor of the interest so acquired by such Unit Holder, the original Capital Account of such Unit Holder and his, her or its Capital Contributions shall be in proportion to the interest he, she or it acquires, and the Capital Account of the assignor who retains a partial
interest  in  the   Company,   and  the  amount  of  his,  her  or  its  Capital

Contributions, shall be reduced in proportion to the interest he, she or it retains.

     (ii) The Capital Account of each Unit Holder shall be maintained in accordance with the following provisions:

          (a) To such Unit Holder's Capital Account there shall be credited such Unit Holder's Capital Contributions, such Unit Holder's distributive share of Profits, any items in the nature of income or gains that are specially allocated to such Unit Holder pursuant to Section 7.2 or Section 7.3 hereof, and the amount of any Company liabilities that are assumed by such Unit Holder or that are secured by any Company assets distributed to such Unit Holder;

          (b) To such Unit Holder's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company assets distributed to such Unit Holder pursuant to any provision of this Agreement, such Unit Holder's distributive share of Losses, any items in the nature of expenses or losses that are specially allocated to such Unit Holder pursuant to Section 7.2 or Section
7.3 hereof, and the amount of any liabilities of such Unit Holder that are assumed by the Company or that are secured by any property contributed by such Unit Holder to the Company; and

          (c) In determining the amount of any liability for purposes of this Paragraph (ii), there shall be taken into account ss. 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.

     Section 4.5  Advances.  If any Unit Holder  shall  advance any funds to the
                  --------
Company in excess of his, her or its Capital Contributions, the amount of such advance shall neither increase his, her or its Capital Account nor entitle him, her or it to any increase in his, her or its share of the distributions of the Company. The amount of any such advance shall be a debt obligation of the Company to such Unit Holder and shall be repaid to him, her or it by the Company upon such terms and conditions, including rate of interest, as shall be mutually determined by such Member and the Manager. Any such advance shall be payable and collectible only out of Company assets, and the other Unit Holders shall not be personally obligated to repay any part thereof. No Person who makes any nonrecourse loan to the Company shall have or acquire, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Company, other than as a creditor.

     Section 4.6 Additional Capital Contributions and Required Loans.
                 ----------------------------------------------------

     (i) Except as otherwise expressly set forth in the subsequent provisions of this Section 4.6, no Unit Holder shall be required to make any additional contribution to the capital of the Company.

     (ii) On the fifteenth (15th) and on the last business day of each of the first twenty-four (24) calendar months during the term of this Agreement, Kent shall contribute $3,750 to the capital of the Company to fund the Company's payment of salary to Galuchie for his services as the Manager pursuant to
Section 6.8 hereof,  and each such $3,750 payment by Kent shall be an additional

Capital Contribution by Kent and shall be credited to Kent's Capital Account pursuant to Section 4.4(ii)(a) hereof. No additional Units shall be issued to Kent as a result of any payments made by it pursuant to this Subsection (ii).

     (iii) If and to the extent that within one year from the date of execution of this Agreement, the Manager determines that the Company requires additional funds in order to satisfy net capital requirements under NASD rules, each of Kent and Runnels shall lend to the Company up to $100,000 to enable the Company to meet such NASD net capital requirements during such one year period. Fifty percent (50%) of the required amount of additional funds shall be lent to the Company by each of Kent and Runnels, and each loan made by Kent and Runnels pursuant to this Subsection (iii) shall (a) subject to compliance with NASD rules, be repaid by the Company in full within ninety (90) days after the date of such loan, (b) be repaid at the same time, and, if not repaid in full in single payments, in equal installment amounts, and (c) bear interest at the rate mutually agreed upon by Kent, Runnels and the Manager; provided, however, that the interest so payable by the Company shall not be less than the prime rate published in the Wall Street Journal, as adjusted from time to time.

                                    ARTICLE V
                                     MEMBERS

     Section 5.1 Powers of Members. The Members shall have only those rights and
                 ------------------
powers specifically granted to the Members by this Agreement. Other than as expressly set forth in this Agreement, no Member shall have any right to vote (under the Delaware Act or this Agreement) or take any action on behalf of the Company.

     Section 5.2 Reimbursements. The Company shall reimburse the Members and the
                 ---------------
Manager for all ordinary and necessary out-of-pocket expenses incurred by the Members and the Managers on behalf of the Company. Within fifteen (15) days after the end of each calendar quarter during the term of this Agreement, the Manager shall provide to all Members a written report of all expenses reimbursed during such calendar quarter.

     Section 5.3 Partition. Each Unit Holder hereby waives, until termination of
                 ----------
the Company, any and all rights that he, she or it may have to maintain an action for partition of the Company's property.

     Section 5.4 Resignation of Members and Redemption of Interests. No Member may resign, and no Unit Holder shall have the right to have his, her or its Units redeemed by the Company, unless, in either case, all of the Members have first determined that such resignation or redemption is necessary for any reason or is in the best interests of the Company. In the case of any redemption of a Unit Holder's Units so approved by the Members, the Company shall pay to such Unit Holder in cash an amount equal to the fair value of such Units as mutually agreed upon by such Unit Holder and the Members. In the absence of such agreement with respect to fair value, fair value shall be determined by an independent arbitrator agreed to by all of the Members. In the event that all of the Members cannot agree on the appointment of a single independent arbitrator, fair value shall be determined by the majority vote of three (3) independent arbitrators, one (1) of which shall be appointed by agreement of all Members

(excluding any Member seeking to resign and/or to have his, her or its Units redeemed by the Company) and one (1) of which shall be appointed by such Unit Holder, and the third of which shall be appointed by the other two (2) arbitrators.

     Section 5.5 Meetings of Members.
                 --------------------

     (i) No regular meetings of the Members shall be held. Special meetings of the Members shall be called by the Manager at any time or times upon the written request of any Member. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting has been called, shall be given by the Manager to each Member not fewer than ten
(10) nor more than sixty (60) days before the date of such meeting. Business transacted at any meeting of Members shall be limited to the purpose or purposes stated in the notice thereof.

     (ii) The holders of at least seventy percent (70%) of the aggregate Units held by Members, present in person or represented by proxy, shall constitute a quorum at all meetings of the Members for the transaction of business, except as otherwise specifically provided in this Agreement. If, however, such quorum shall not be present or represented at any meeting of the Members, the Members who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given by the Manager to each Member.

     (iii) When a quorum is present at any meeting of the Members, a Majority Vote shall be required to decide any question brought before such meeting, unless the question is one upon which, by express provision of this Agreement, either a Required Vote or the approval of all Members is required.

     (iv) Each Member shall at every meeting of the Members be entitled to vote in person or by proxy, but no proxy shall be voted on after one (1) year from its date, unless the proxy expressly provides for a longer period.

     (v) Members may participate in a meeting of the Members by means of conference telephone or other communications equipment, provided that all persons participating in such meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     (vi) Any action that may be taken at any meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of that number of the issued and outstanding Units held by Members as would be necessary to authorize or take such action at a meeting at which all Members were present and voted. Prompt notice of the taking of any action without a meeting of the Members by less than unanimous consent shall be given by the Manager to those Members who have not consented thereto in writing.

     Section  5.6 Duties of  Members.  Except as  otherwise  provided in Section
                  -------------------
11.6(ii) hereof, each Member, in connection with the business and affairs of the Company, and in exercising such Member's discretion under this Agreement, shall to the fullest extent permitted by ss. 18-1101(c) of the Delaware Act be entitled to consider such interests and factors as such Member desires, including his, her or its own interest and the interests of his, her or its Affiliates, and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Company or any other Member.

     Section 5.7 Members'  Lack of  Authority  to Bind the Company.  The Members
                 -------------------------------------------------
hereby consent to the exercise by the Manager of the powers conferred on the Manager by this Agreement. Except as otherwise specifically provided herein, no Member shall have any power, authority or right to act for or to bind the Company (within the meaning of ss. 18-402 of the Delaware Act).

                                   ARTICLE VI
                                   MANAGEMENT

     Section 6.1 The Manager.  The Members hereby designate Galuchie as the sole
                 ------------
initial Manager (within the meaning of the Delaware Act) of the Company (the "Manager"), and Galuchie hereby accepts and agrees to be bound by the terms and conditions of this Agreement. Except as otherwise specifically provided in other provisions of this Agreement, all of the business and affairs of the Company shall be managed exclusively by the Manager. The Manager shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by managers under the Delaware Act. Except as expressly provided for in this Agreement, no Member other than the Manager shall have the authority to bind the Company within the meaning of ss. 18-402 of the Delaware Act. Effective upon the resignation of Galuchie as the Manager, or upon a transfer of all of the Units held by Galuchie (or any successor to him as Manager), the Members by Majority Vote shall appoint a successor Manager, but until such time as the successor Manager has been appointed, management of the Company shall be vested in the Members (except for the ability to appoint a successor Manager, who shall be appointed as aforesaid), and a decision made by the Members by Majority Vote shall be the decision of the Company. Pursuant to ss. 18-407 of the Delaware Act, the Manager may delegate to other Persons its rights and powers to manage and control the business and affairs of the Company, including, without limitation, the execution of checks, drafts and similar instruments.

     Section  6.2 Removal of  Managers.  The Manager may at any time be removed,
                  ---------------------
with or without cause, by the Members by Majority Vote.

     Section 6.3 Manager as Agents. The Manager, to the extent of his powers set
                 -----------------
forth in this Agreement, is an agent of the Company for the purpose of the Company's business, and the actions of the Manager, taken in accordance with such powers, shall bind the Company within the meaning of ss. 18-402 of the Delaware Act.

     Section 6.4 Duties of Manager. Each Member, by its or his execution of this
                 ------------------
Agreement, hereby agrees to, consents to and acknowledges the delegation of powers and authority to the Manager and to actions and decisions of the Manager within the scope of the Manager's authority as provided herein.

     Section 6.5 Fiduciary  Duties of Manager.  Except as otherwise  modified by
                 ----------------------------
this Agreement, The Manager shall have the fiduciary duties of loyalty and care similar to those of a director of a business corporation organized under the General Corporation Law of the State of Delaware.

     Section  6.6  Decisions  Requiring  a Required  Vote.  Notwithstanding  the
                   ---------------------------------------
foregoing provisions of this Article VI, the Manager shall have no power or authority without the prior approval by the Members by Required Vote to:

     (i) Knowingly do any act in contravention of this Agreement;

     (ii) Take any action that would make it impossible to carry on the ordinary business of the Company;

     (iii) Confess a judgment against the Company;

     (iv) Possess or use Company property for other than a Company purpose;

     (v) Appoint or change the Company's accountants or any independent auditor;

     (vi) Sell, assign or otherwise transfer, or contract to sell, assign or transfer, any assets of the Company other than in the ordinary course of the Company's business;

     (vii) (A) reclassify the Units, (B) convert the Company into any other form of entity, or (C) take any action such that the Company is no longer a limited liability company organized under the Delaware Act;

     (viii) Enter into any transaction, directly or indirectly (including, without limitation, any purchase, sale, lease, investment, loan, service or management agreement or other transaction) with any Unit Holder or any affiliate of a Unit Holder, except as expressly provided for in this Agreement;

         (x) For a period of two years from the date of this Agreement, cause the Company to pay any salary, wages, commissions or other compensation to Galuchie or Runnels in excess of the amounts set forth in Section 6.8 and
Section 15.4 hereof, respectively; or

     (xi) Institute proceedings to adjudicate the Company bankrupt, consent to the filing of a bankruptcy proceeding against the Company, file a petition or answer or consent seeking reorganization of the Company under the U.S. Bankruptcy Code or any other similar applicable federal, state or foreign law, consent to the filing of any such petition against the Company, consent to the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Company or of its property, make an assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due.

     Section  6.7  Decisions  Requiring  a Majority  Vote.  Notwithstanding  the
                   --------------------------------------
foregoing provisions of this Article VI, the Manager shall have no power or authority without the prior approval by the Members by Majority Vote to:

     (i) Enter into any agreement, commitment, guarantee or other undertaking relating to the incurrence of any indebtedness by the Company, or the making of any capital expenditure by the Company, in one or a series of related transactions in excess of $200,000;

     (ii) Make any loans, or agree to make any loans, by the Company, or guarantee by the Company any indebtedness of any other Person;

     (iii) Pledge, mortgage or otherwise grant any security interest with respect to any assets of the Company;

     (iv) Establish any subsidiary of the Company or cause the Company to enter into any joint venture or partnership;

     (v) Commence or settle any litigation, arbitration or other proceedings that are material in the context of the Company's business;

     (vi) Take any action with respect to an initial public offering under the securities laws of interests in the Company or with respect to its assets;

     (vii) Enter into any agreement or contract relating to the providing of any material services to the Company by any Person unless such agreement or contract is contemplated by a current business plan approved by the Members by Majority Vote;

     (viii) Cause the Company to issue any additional Units or other equity or membership interests in the Company; provided, however, that the Company shall not issue any additional Units or other equity or membership interests in the Company unless such issuance is in compliance with Section 12.1 of this Agreement; or

     (ix) Expend any funds of the Company other than in the ordinary course of the Company's business in excess of $200,000 for any item or series of related items unless included in an annual budget of the Company approved by the Members by Majority Vote.

     Section 6.8  Compensation of Galuchie as Manager.  During the first two (2)
                  -----------------------------------
years following the date of this Agreement, the Company shall pay to Galuchie $190,000 as his annual salary for services rendered by him as its Manager. Such annual salary shall be paid by the Company to Galuchie in equal semi-monthly installments of $7,916.67 each, payable on the fifteenth (15th) and last business day of each calendar month in such 2-year period during which Galuchie serves as Manager. Following the expiration of the 2-year period following the date of this Agreement, Galuchie's annual salary shall be such amount as shall be agreed to by Galuchie and Runnels from time to time. In addition, the Company shall enter into an employment agreement with Galuchie, approved in advance by the Members by Required Vote, providing Galuchie with substantially the same level of benefits and reimbursement of expenses as were being provided to Galuchie immediately prior to the Merger under Section 5 of the Galuchie Employment Agreement. It is hereby agreed by and among Kent, Galuchie and the Company that Galuchie's acquisition of a membership interest in the Company, the Company's issuance of Units to Galuchie, Galuchie's Termination Compensation and the other provisions of this Agreement constitute full and complete satisfaction of any right or claim, contractual or otherwise, that Galuchie might otherwise have against Kent for the payment of salary, wages, commissions or other compensation for any period prior to the date of execution of this Agreement, including, without limitation, any right or claim arising under the Galuchie Employment Agreement (including specifically any right or claim for payments pursuant to the change-in-control provisions of Section 6.3 of the Galuchie Employment Agreement), and the Galuchie Employment Agreement, and any amendment thereto, and any course of conduct or understanding between Kent and Galuchie with respect to his employment by Kent, whether oral or in writing, terminated as of the date of execution of this Agreement, is void and is of no further effect.

                                   ARTICLE VII
                                   ALLOCATIONS

     Section 7.1 Profits and Losses.
                 ------------------

     (i) Profits.  After giving effect to the special  allocations  set forth in
         --------
Section 7.2 and Section 7.3 hereof, Profits for any Fiscal Year shall be allocated to the Unit Holders in proportion to their respective Percentage Interests.

     (ii) Losses.  After giving effect to the special  allocations  set forth in
          -------
Section 7.2 and Section 7.3 hereof, Losses for any Fiscal Year shall be allocated to the Unit Holders in proportion to their respective Percentage Interests.

     Section 7.2 Special Allocations. The following special allocations shall be
                 -------------------
made in the following order:

     (i)  Company  Minimum  Gain  Chargeback.  Except as  otherwise  provided in
          ----------------------------------
Treasury Regulation ss. 1.704-2(f),  notwithstanding any other provision of this
Article VIII, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation ss.ss. 1.704-2(f) and (g). Allocations pursuant to the immediately preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation ss.ss. 1.704-2(f)(6) and 1.704-2(j)(2). This Paragraph (i) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation ss. 1.704-2(f) and shall be interpreted consistently therewith.

     (ii)  Member  Minimum  Gain  Chargeback.  Except as  otherwise  provided in
           ---------------------------------
Treasury Regulation ss. 1.704-2(i)(4), notwithstanding any other provision of this Article VIII, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulation ss. 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in
Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulation ss. 1.704-2(i)(4). Allocations pursuant to the immediately preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation ss.ss. 1.704-2(i)(4) and 1.704-2(j)(2). This Paragraph (ii) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation ss. 1.704-2(i)(4) and shall be interpreted consistently therewith.

     (iii) Qualified  Income Offset.  In the event any Unit Holder  unexpectedly
           ------------------------
receives any adjustments, allocations or distributions described in Treasury Regulation ss. 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to each such Unit Holder in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulation, the Adjusted Capital Account Deficit of such Unit Holder as quickly as possible, provided that an allocation pursuant to this Paragraph (iii) shall be made if, and only to the extent that, such Unit Holder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VIII have been tentatively made as if this Paragraph (iii) were not in this Agreement.

     (iv) Gross  Income  Allocation.  In the event any Unit Holder has a deficit
          -------------------------
Capital Account at the end of any Fiscal Year that is in excess of the amount such Unit Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation ss.ss. 1.704-2(g)(1) and 1.704-2(i)(5), each such Unit Holder shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Paragraph (iv) shall be made if, and only to the extent that, such Unit Holder would have a deficit Capital Account in excess of such amount after all other allocations provided for in this Article VIII have been tentatively made as if Paragraph (iii) of this
Section 8.2 and this Paragraph (iv) were not in this Agreement.

     (v)  Nonrecourse  Deductions.  Nonrecourse  Deductions  for any Fiscal Year
          -----------------------
shall be specially allocated to the Unit Holders in proportion to their respective Percentage Interests.

     (vi) Member Nonrecourse  Deductions.  Any Member Nonrecourse Deductions for
          ------------------------------
any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation ss. 1.704-2(i)(1).

     (vii) Section 754  Adjustment.  To the extent an adjustment to the adjusted
           -----------------------
tax basis of any Company asset pursuant to ss. 734(b) or ss. 743(b) of the Code is required, pursuant to Treasury Regulation ss. 1.704-1(b)(2)(iv)(m)(2) or (4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of his, her or its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of such asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event that Treasury Regulation ss. 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event that Treasury Regulation ss. 1.704-1(b)(2)(iv)(m)(4) applies.

     (viii) Priority  Allocation.  All deductions of the Company attributable to
            --------------------
the payment to Galuchie of his annual salary pursuant to Section 6.7 hereof during the first twenty-four (24) calendar months after the date of execution of this Agreement shall be specially allocated solely to Kent to the extent of additional Capital Contributions made by Kent to the Company during such 24-month period pursuant to Section 4.6(ii) hereof.

     Section 7.3. Curative Allocations. The allocations set forth in Section 7.2
                  --------------------
hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 7.3. Therefore, notwithstanding any other provision of this Article VIII (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Unit Holder's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unit Holder would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 7.1 hereof. Notwithstanding the immediately preceding sentence, the Manager shall not make special allocations of income or gain under this Section 7.3 to offset Regulatory Allocations previously made under Paragraphs (v) and (vi) of Section 7.2 hereof.

     Section 7.4 Loss Limitation.  Losses allocated  pursuant to Section 7.1(ii)
                 ----------------
hereof shall not exceed the maximum amount of losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 7.1(ii) hereof, the limitation set forth in this
Section 7.4 shall be applied on a Unit Holder-by-Unit Holder basis, and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such other Unit Holders' Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Treasury Regulation ss. 1.704-1(b)(2)(ii)(d).

     Section 7.5. Other Allocation Rules.
                  -----------------------

     (i) Profits, Losses and any other items of income, gain, loss or deduction shall be allocated to the Unit Holders pursuant to this Article VII as of the last day of each Fiscal Year; provided, however, that Profits, Losses and such other items shall also be allocated at such times as are required by Section
13.4 hereof and at such other times as the Gross Asset Values of Company assets are adjusted pursuant to Paragraph (ii) of the definition of "Gross Asset Value" contained in Section 1.1 hereof.

     (ii) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Manager (except to the extent otherwise provided in Section 13.4 hereof) using any method that is permissible under ss. 706 of the Code and the Treasury Regulations thereunder.

     (iii) The Members are aware of the income-tax consequences of the allocations made by this Article VII and hereby agree to be bound by the provisions of this Article VII in reporting their shares of Company income and loss for income-tax purposes, except as otherwise required by law.

     (iv) Solely for the purpose of determining a Unit Holder's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Treasury Regulation ss. 1.752-3(a)(3), the interests in Company profits of the Unit Holders are in proportion to their respective Percentage Interests.

     (v) To the extent permitted by Treasury Regulation ss. 1.704-2(h)(3), the Manager shall endeavor to treat distributions of Net Available Cash as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

     Section 7.6 Tax Allocations; Section 704(c) of the Code.
                 --------------------------------------------

     (i) In accordance with ss. 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for income-tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such property to the Company for federal-income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of "Gross Asset Value" contained in Section 1.1 hereof).

     (ii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to Paragraph (ii) of the definition of "Gross Asset Value" contained in
Section 1.1 hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income-tax purposes and its Gross Asset Value in the same manner as under ss. 704(c) of the Code and the Treasury Regulations thereunder.

     (iii) Any elections or other decisions  relating to allocations  under this
Section 7.6,  including the selection of any allocation  method  permitted under

Treasury Regulation ss. 1.704-3, shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 7.6 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

                                  ARTICLE VIII
                                  DISTRIBUTIONS

     Section 8.1 Net Available Cash. Except as otherwise provided in Article XIV
                 ------------------
hereof (relating to the dissolution of the Company), any distribution of Net Available Cash during any Fiscal Year shall be made to the Unit Holders in proportion to their respective Percentage Interests; provided, however, that no distributions shall be made that would create or increase an Adjusted Capital Account Deficit for any Unit Holder.

     Section 8.2. Other Distribution Rules.
                  -------------------------

     (i) Within thirty-five (35) days after the end of each calendar quarter during the term of this Agreement, the Company shall, subject to compliance with NASD rules, distribute to the Unit Holders all Net Available Cash in excess of the greater of (a) $500,000, or (b) the minimum net capital requirements of the Company as determined by the Manager, in his discretion, applying the rules and regulations of NASD.

     (ii) All distributions made by the Company pursuant to Section 8.1 hereof shall be made only in cash.

     (iii) No distribution pursuant to Section 8.1 hereof shall be made if such distribution would cause the Company to be in violation of applicable state law or if such distribution is prohibited by the terms of any agreement of the Company with a third party (provided that such agreement with a third party was approved by the Members by Required Vote).

     (iv) All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts distributed to the Unit Holders pursuant to this Article VIII for all purposes of this Agreement. The Manager is authorized to withhold, or cause to be withheld, from distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law and shall allocate such amounts to those Unit Holders with respect to which such amounts were withheld.

                                   ARTICLE IX
                                BOOKS AND RECORDS

     Section 9.1 Books, Records and Financial Statements.
                 ----------------------------------------

     (i) At all times during the continuance of the Company, the Manager, on behalf of the Company, shall maintain, or cause to be maintained, at the Company's principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company's business in accordance with generally accepted accounting principles consistently applied. Such books of account, together with a certified copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and his, her or its duly authorized representative for any purpose reasonably related to such Member's interest in the Company. The books of account and the records of the Company shall be examined by a firm of independent certified public accountants selected by the Members by Required Vote. Any Member shall have the right to have a private audit of the Company books and records conducted at reasonable times and after ten (10) days' advance notice to the Company for any purpose reasonably related to such Member's interest in the Company, but any such private audit shall be at the expense of the Member desiring it, and it shall not be paid for out of Company funds.

     (ii) The Manager shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company, and the following documents shall be transmitted to each Member at the times hereinafter set forth:

          (a) Within three (3) months after the close of each Fiscal Year, the following financial statements, examined by and certified to by the independent certified public accountants referred to in Subsection (i) of this Section 9.1:

               (1) Balance sheet of the Company as of the beginning and close of such Fiscal Year;

               (2) Statement of Company Profits and Losses for such Fiscal Year; and

               (3) Statement of such Member's Capital Account as of the close of such Fiscal Year, and changes therein during such Fiscal Year; and

          (b) Within three (3) months after the close of each Fiscal Year, the following documents:

               (1) A statement indicating such Member's share of each item of Company income, gain, loss, deduction or credit for such Fiscal Year for income-tax purposes; and

               (2) A copy of each income-tax return, federal or state, filed by the Company for such Fiscal Year.

          (c) Simultaneously with the filing with the NASD after the end of each calendar month, a copy of each Focus Report of the Company.

     (iii) All information contained in any statement or other document distributed to any Member pursuant to Paragraph (ii) of this Section 9.1 shall be deemed accurate, binding and conclusive with respect to such Member unless written objection is made thereto by such Member to the Manager within twenty
(20) business days after the receipt of such statement or other document by such Member.

     Section  9.2  Accounting  Method.  For  both  financial  and tax  reporting
                   ------------------
purposes, and for purposes of determining Profits and Losses, the books and records of the Company shall be kept on the accrual method of accounting and shall reflect all Company transactions and be appropriate and adequate for the Company's business.

     Section  9.3 Annual  Audit.  As soon as  practicable  after the end of each
                  -------------
Fiscal Year, but not later than sixty (60) days after such end, the financial statements of the Company shall be audited by the independent certified public accountants referred to in Section 9.1(i) hereof. The cost of each such audit will be an expense of the Company. A copy of the audited financial statements will be furnished to each Member within ten (10) days after their receipt by the Manager.

                                    ARTICLE X
                                   TAX MATTERS

     Section 10.1 Tax Classification.  It is the intention of the parties hereto
                  -------------------
that the Company be classified as a partnership, and not as an association taxable as a corporation, for federal income-tax purposes. The provisions of this Agreement shall be interpreted in a manner consistent with such intention, and no election shall be made to have the Company taxable as other than a partnership for federal income-tax purposes except upon a Required Vote.

     Section 10.2 Tax Matters  Member.  Galuchie is hereby  designated to act as
                  -------------------
the "Tax Matters Member" of the Company for purposes of ss. 6231(a)(7) of the Code and in any similar capacity under state or local law. The Tax Matters Member shall have the authority, without any further consent of the Members being required, to make any and all elections for federal, state, local and foreign tax purposes, including, without limitation, any election, if permitted by applicable law (i) to adjust the basis of Company property pursuant to ss.ss. 754, 734(b) and 743(b) of the Code, or comparable provisions of state, local or foreign law, in connection with the transfer of any interest in the Company or any distribution by the Company; (ii) to extend the statute of limitations for assessment of tax deficiencies against the Unit Holders with respect to adjustments to the Company's federal, state, local or foreign tax returns; and
(iii) to the extent provided in ss.ss. 6221 through 6231 of the Code, and similar provisions of state, local or foreign law, to represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders; provided, however, that any such agreement, election or document that might have a material adverse effect on any Member shall require the prior approval of the Members by Required Vote.

                                   ARTICLE XI
                   LIABILITY, EXCULPATION AND INDEMNIFICATION

     Section 11.1 Liability.
                  ----------

     (i) Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

     (ii) Except as otherwise expressly required herein or by law, a Member, in his, her or its capacity as such, shall have no liability in excess of (a) the amount of his, her or its Capital Contributions, (b) his, her or its share of any assets and undistributed profits of the Company, and (c) the amount of any distributions wrongfully distributed to him, her or it.

         Section 11.2  Exculpation.
                       -----------

         (iii) To the fullest extent permitted by law, no Covered Person shall be liable to the Company or any other Covered Person bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

     (iv) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits, Losses or Net Available Cash or any other facts pertinent to the existence and amount of assets from which distributions to Unit Holders might properly be paid.

     Section 11.3 Fiduciary Duty.
                  --------------

     (v) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person bound by this Agreement for his, her or its good-faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

     (vi) Unless otherwise expressly provided herein, (a) whenever a conflict of interest exists or arises between Covered Persons or between the Company and one or more Covered Persons, or (b) whenever this Agreement or any other agreement contemplated herein or therein provides that a Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Company or any Member, the Covered Person (including, without limitation, the Manager on behalf of the Company) shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including his, her or its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Covered Person, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law, in equity or otherwise.

     Section 11.4 Indemnification. To the fullest extent permitted by applicable
                  ---------------
law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 11.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

     Section 11.5 Expenses.  To the fullest extent  permitted by applicable law,
                  --------
expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 11.4 hereof.

     Section 11.6 Outside Businesses.
                  ------------------

     (i) Except as otherwise provided in Subsection (ii) of this Section 11.6, and notwithstanding any duty otherwise existing at law or in equity, any Member or Affiliate of a Member may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Except as otherwise provided in Subsection (ii) of this
Section 11.6, and notwithstanding any duty otherwise existing at law or in equity, no Member or Affiliate of a Member shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, it could be taken by the Company, and any Member or Affiliate of a Member shall have the right to take for its or his own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

     (ii) Notwithstanding the provisions of Subsection (i) of this Section 11.6, each New Member hereby agrees that all funds and revenues generated by such New Member, directly or indirectly, from any activities customarily available to an investment banking or brokerage firm, including, without limitation, securities brokerage, investment banking, real estate and similar activities shall be funds and revenues of the Company, and such New Member's right to receive commissions, remuneration or other compensation with respect to such activities shall be solely as provided in this Agreement and the employment agreement to be entered into by the Company with each New Member as provided in Sections 6.8 and 15.4 hereof.

                                   ARTICLE XII
                          ADDITIONAL MEMBERS AND UNITS

     Section  12.1  Additional  Units.  If, but only if,  approved by a Majority
                    -----------------
Vote, the Company is authorized to raise additional capital by offering and selling, or causing to be offered and sold, additional limited liability company interests in the Company ("Additional Units") to any Person in such amounts and on such terms as the Members may determine; provided, however, that the Company shall first provide each of the Members with written notice of such proposed offer or sale of Additional Units and afford the Members, for a thirty (30) day period following the date of such notice, a right of first refusal to purchase the Additional Units, which right shall be allocated pro rata among all of the Members desiring to participate in such purchase in proportion to the number of Additional Units to be sold and in accordance with such procedures as the Manager shall specify. If the Members do not elect to purchase all of the Additional Units proposed to be sold within such thirty (30) day period, the Company shall be entitled to offer and sell, or cause to be offered and sold, such Additional Units not otherwise purchased by the Members pursuant to this
Section 12.1, provided that such sale takes place within thirty (30) days thereafter. Each Person who subscribes for any of the Additional Units shall be admitted as an additional member of the Company (each, an "Additional Member" and collectively, the "Additional Members") at the time such Person (i) executes this Agreement or a counterpart of this Agreement and (ii) is named as a Member on Schedule A hereto. The legal fees and expenses associated with such admission shall be borne by the Company.

     Section  12.2  Allocations.  Additional  Units shall not be entitled to any
                    -----------
retroactive allocation of the Company's income, gains, losses, deductions, credits or other items; provided that, subject to the restrictions of ss. 706(d) of the Code, Additional Units shall be entitled to their respective share of the Company's income, gains, losses, deductions, credits and other items arising under contracts entered into before the effective date of the issuance of any Additional Units to the extent that such income, gains, losses, deductions, credits and other items arise after such effective date. To the extent consistent with ss. 706(d) of the Code and Treasury Regulations promulgated thereunder, the Company's books may be closed at the time Additional Units are issued (as though the Company's tax year had ended) or the Company may credit to the Additional Units pro rata allocations of the Company's income, gains, losses, deductions, credits and items for that portion of the Company's Fiscal Year after the effective date of the issuance of the Additional Units.

                                  ARTICLE XIII
                      ASSIGNABILITY AND SUBSTITUTE MEMBERS

     Section 13.1  Assignability  of Interests.  Except as set forth in Sections
                   ----------------------------
13.5 and 13.6 hereof, and except in the case of an Assignment by operation of law, no Member or Assignee may Assign the whole or any part of his, her or its Units without having obtained the prior approval of the Members by Required
Vote. If such approval is granted, the Assignee shall be entitled to receive his, her or its share of the distributions of the Company to which his, her or its predecessor in interest would have been entitled, but, to the fullest extent permitted by law, the Assignee shall not be entitled to exercise any rights of a Member, including, without limitation, the right to vote or consent with respect to any proposed action of the Company as to which such vote or consent is required, unless and until the Assignee is admitted to the Company as a Substitute Member by the consent of the Members by Required Vote. If such consent of the Members is obtained, or in the case of an Assignment by operation of law, the assignee of a Unit shall become a Substitute Member. Notwithstanding the foregoing provisions of this Section 13.1, no transferee of Units shall become a Substitute Member without (i) having executed an instrument reasonably satisfactory to the Manager accepting and agreeing to the terms and conditions of this Agreement, including a counterpart signature page to this Agreement,
(ii) having paid to the Company a fee sufficient to cover all reasonable expenses of the Company in connection with such transferee's admission as a Substitute Member, and (iii) being named as a Member on Schedule A attached hereto. An Assignee of Units who does not become a Substitute Member as provided in this Section 13.1 and who desires to make a further Assignment of his, her or its Units, or part thereof, shall be subject to all the provisions of this
Section 13.1 to the same extent as any Member desiring to make an Assignment.

     Section 13.2  Recognition of Assignment by Company.  No Assignment,  or any
                   ------------------------------------
part thereof, that is in violation of this Article XIII shall be valid or effective, and neither the Company nor the Manager shall recognize the same for the purpose of making distributions of Net Available Cash pursuant to Section
8.1 hereof with respect to the Units that are the subject of such invalid Assignment. Neither the Company (or the Manager on behalf of the Company) nor the non-assigning Members shall incur any liability as a result of refusing to make any such distributions to the transferee of any such invalid Assignment.

     Section 13.3  Indemnification.  In the case of an  Assignment  or attempted
                   ---------------
Assignment of Units in violation of this Article XIII, the parties engaging or attempting to engage in such Assignment shall be liable to indemnify and hold harmless the Company and the other Members from all costs, liabilities and damages that any of such indemnified Persons may incur (including, without limitation, attorneys' fees and expenses) as a result of such Assignment or attempted Assignment and efforts to enforce the indemnity granted hereby.

     Section 13.4 Effective Date of Assignment.  Any valid  Assignment of a Unit
                  ----------------------------
Holder's Units, or any part thereof, pursuant to the provisions of this Article XIII shall be effective as of the close of business on the last day of the calendar month in which such Assignment occurs. The Company shall, from the effective date of such Assignment, thereafter pay all further distributions on account of the Units so Assigned to the transferee of such Units. As between any

Unit Holder and his, her or its transferee, Profits and Losses for the Fiscal Year of the Company in which such Assignment occurs shall be apportioned for federal income-tax purposes in accordance with any convention permitted under ss. 706(d) of the Code and selected by the Manager.

     Section 13.5 Tag-Along Rights of Kent. No New Member desiring to Assign all
                  ------------------------
or any part of this Units shall seek to obtain the prior approval of the Members by Required Vote of such proposed Assignment without having first obtained from the proposed assignee of such New Member's Units, or part thereof, the written commitment of such proposed assignee to purchase all of Kent's Units on the same terms and conditions, including per-Unit purchase price, as such proposed assignee has agreed to purchase the Units of such New Member. If the Members by Required Vote approve such New Member's Assignment of all or any part of his Units to such proposed assignee, Kent shall have the right, but not the obligation, to sell all of its Units to such proposed assignee without obtaining the prior approval of any other Member.

     Section  13.6  Galuchie  Put Right.  Provided  that  Galuchie  has not been
                    -------------------
adjudicated to have been in breach of this Agreement (or is not the subject of pending litigation instituted by Kent that Galuchie is or has been in breach of this Agreement), for a period of thirty (30) days following the second anniversary of the date of execution of this Agreement, Galuchie shall have the right to require Kent to purchase all (but not less than all) of Galuchie's Units for a purchase price equal to $390,000 less the greater of (a) all Profits allocated to Galuchie with respect to such 2-year period pursuant to Article VII hereof, or (b) the aggregate amount of Net Available Cash distributed to Galuchie with respect to such 2-year period pursuant to Article VIII hereof (the "Galuchie Termination Compensation"). If Galuchie exercises the option granted to him pursuant to this Section 13.6, Galuchie shall send written notice of such exercise to Kent within such 30-day period and shall simultaneously submit to the Company (with a copy to all Members) his written resignation as Manager, and Kent shall be required to pay to Galuchie in cash the purchase price of his Units within thirty (30) days after Kent's receipt of such notice and written resignation. If Galuchie fails to send written notice of his exercise of such option to Kent within such 30-day period and accompanying written resignation, Galuchie shall have no further rights under this Section 13.6.

                                   ARTICLE XIV
                    DISSOLUTION, LIQUIDATION AND TERMINATION

     Section  14.1 No  Dissolution.  The Company  shall not be  dissolved by the
                   ---------------
admission of Additional Members or Substitute Members in accordance with the terms of this Agreement.

     Section 14.2 Events Causing Dissolution. The Company shall be dissolved and
                  --------------------------
its affairs shall be wound up upon the occurrence of any of the following events:

     (i) A Required Vote to dissolve the Company;

     (ii) The entry of a decree of judicial dissolution under ss. 18-802 of the Delaware Act; or

     (iii) At any time there are no members of the Company, unless the Company is continued in accordance with the Act.

     Section 14.3 Notice of  Dissolution.  Upon the  dissolution of the Company,
                  ----------------------
any Person or Persons approved by the Members by Required Vote to carry out the winding up of the Company (such Person or Persons being hereinafter referred to as the "Liquidating Trustee") shall promptly notify the Members of such dissolution.

     Section 14.4 Liquidation.  Upon dissolution of the Company, the Liquidating
                  ------------
Trustee shall immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Unit Holders shall continue to share Profits and Losses during liquidation in the same proportions, as specified in Article VIII hereof, as before liquidation. Each Member shall be furnished with a statement that shall set forth the assets and liabilities of the Company as of the date of dissolution. The proceeds of liquidation shall be distributed, as realized, in the following order and priority:

     (iv) To creditors of the Company, including Unit Holders who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Unit Holders; and

     (v) To the Unit Holders the remaining proceeds of liquidation in accordance with their respective Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

     Section 14.5 Compliance with Certain Requirements of Treasury  Regulations;
                  --------------------------------------------------------------
Deficit Capital  Accounts.  In the event the Company is "liquidated"  within the
-------------------------
meaning of Treasury Regulation ss. 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIV to the Unit Holders who have positive Capital Account balances in compliance with Treasury Regulation ss. 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his, her or its Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contributions to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt to the Company or to any other Person for any purpose whatsoever.

     Section 14.6 Deemed  Contribution  and  Distribution.  Notwithstanding  any
                  ---------------------------------------
other provision of this Article XIV, in the event the Company is "liquidated" within the meaning of Treasury Regulation ss. 1.704-1(b)(2)(ii)(g), but such liquidation does not constitute a dissolution of the Company, the Company's assets shall not be liquidated, the Company's liabilities shall not be paid or discharged and the Company's affairs shall not be wound up. Instead, solely for federal income-tax purposes, the Company shall be deemed to have contributed all of its assets and liabilities to a new limited liability company taxable for federal-income tax purposes as a partnership in exchange for an interest in such new company and, immediately thereafter, the Company shall be deemed to liquidate by distributing interests in the new company to the Unit Holders.

     Section  14.7  Termination.  The Company  shall  terminate  when all of the
                    -----------
assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Unit Holders in the manner provided for in this Article XIV, and the Certificate shall have been canceled in the manner required by the Delaware Act.

     Section 14.8 Claims of the Members.  The Members and  Assignees  shall look
                  ---------------------
solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and Assignees shall have no recourse against the Company or any other Member.

     Section 14.9 Character of Liquidating  Distributions.  All payments made in
                  ----------------------------------------
liquidation of the interest in the Company to a Unit Holder shall be made in exchange for the interest of such Unit Holder in Company property pursuant to ss. 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

                                   ARTICLE XV
                                  MISCELLANEOUS

     Section  15.1 Lease of Office.  Kent hereby  agrees to lease to the Company
                   ----------------
the office premises located at 376 Main Street, Bedminster, New Jersey 07921, that were occupied by the Predecessor Corporation immediately prior to the Merger upon the same terms and conditions, including rate of rent, as were contained in the lease between Kent and the Predecessor Corporation. Within a period of sixty (60) days after the date of execution of this Agreement, the Company and Kent shall execute and deliver a superseding lease containing substantially the same terms and conditions as were contained in the prior lease between Kent and the Predecessor Corporation, but providing to each of Kent and the Company the right, at its sole option, to terminate such superseding lease at any time upon ninety (90) days' prior written notice to the other party.

     Section 15.2 Employee Benefits.  Provided that Kent is not required to bear
                  ------------------
any cost or assume the risk of any cost of the benefits, Kent shall use its best efforts to allow the employees of the Company to participate in the group life insurance, disability insurance and medical benefits plans maintained by Kent for the benefit of its employees and employees of its subsidiaries to the same extent as the employees of the Predecessor Corporation participated in such plans immediately prior to the Merger.

     Section  15.3  Continued  Employment.  All  employees  of  the  Predecessor
                    ----------------------
Corporation shall become employees of the Company from and after the date of execution of this Agreement, with the exception of Sue Itzel Merrill and Kelly Weber, and except in the case of Jeffrey L. Criswell, who will be employed fifty percent (50%) by the Company and fifty percent (50%) by Kent or an Affiliate of Kent. From and after the date of execution of this Agreement, all wages, salaries, compensation and other benefits of the former employees of the Predecessor Corporation shall become obligations of the Company and shall be borne solely by the Company.

     Section 15.4 Termination of Runnels Employment  Agreement.  Effective as of
                  ---------------------------------------------
the date of execution of this Agreement, the Runnels Employment Agreement shall be terminated, void and of no further effect. The Company hereby agrees to pay to Runnels during the term of this Agreement in equal semi-monthly installments payable on the fifteenth (15th) and last business day of each calendar month the $70,000 annual salary that was being paid by the Predecessor Corporation under the Runnels Employment Agreement. The Company shall also pay to Runnels fees for brokerage and underwriting services rendered by Runnels to the Company at the same rate as was provided in the Runnels Employment Agreement as well as fifty percent (50%) of FORT 1% corporate finance fees, net of expenses. The Company shall enter into a superseding employment agreement with Runnels, subject to prior approval by the Members by Required Vote, containing substantially the same terms and conditions as were contained in the Runnels Employment Agreement.

     Section  15.5  Koether  Employment  Agreement.  Effective as of the date of
                    ------------------------------
execution of this Agreement, any existing employment arrangement or agreement, whether oral or written, between Koether and the Predecessor Corporation shall be terminated, void and of no further effect. The Company agrees to pay Koether fees for brokerage and underwriting services rendered by Koether to the Company at the same rate as was the arrangement between Koether and the Predecessor Corporation immediately prior to the effective time of Merger, such arrangement consisting of the Predecessor Corporation paying Koether (a) a percentage of the commissions before deducting clearing costs ("Commissions") for transactions executed on behalf of his customers as follows: (i) 50% of Commissions earned for transactions involving listed securities, and (ii) 60% of Commissions earned either for principal transactions or for transactions involving over-the-counter securities or NASDAQ securities, and (b) a percentage of compensation before deducting clearing costs (or other applicable costs) as follows: (i) 60% of underwriting concessions, and (ii) 50% of investment banking and/or advisory fees. The Company shall also continue to pay Koether's reasonable costs and expenses per the arrangement between Koether and the Predecessor Corporation immediately prior to the effective time of Merger, including, without limitation, payment for a quote machine, postage, telephone expense, office supplies, investment related publications, dues and internet charges. The Company shall enter into a superseding employment agreement with Koether, subject to prior approval by the Members by Required Vote, containing substantially the same terms and conditions as contained in this Section 15.5 and per the arrangement immediately prior to the Merger between Koether and the Predecessor Corporation.

     Section  15.6  FORT  Referral  Fees.  The  parties  agree  that any FORT 2%
                    --------------------
referral fees shall be allocated forty percent (40%) to the Company, thirty-five percent (35%) to the party who locates the investor and twenty-five percent (25%) to a bonus pool created by the Company. Bonuses from the bonus pool shall be payable to Company employees or registered representatives, if any, who facilitate the closing of transactions creating such FORT 2% referral fees from time to time and in such amounts as determined in good faith by the Manager. Any amounts remaining in the bonus pool which have not been paid to the Company's employees or registered representatives at the end of each calendar year shall revert to the Company and no longer be considered part of the bonus pool. Within fifteen (15) days after the end of each calendar quarter during the term of this Agreement, the Manager shall provide to all Members a written report of all FORT 2% referral fees received by the Company, including a listing of (a) the party who located and, if applicable, referred the investor, (b) the Company employee or registered representative, if any, who facilitated the closing of the transaction, and (c) any amounts paid to any Company employee or registered representative from the bonus pool.

     Section  15.7  Officers.  The  initial  officers  of the  Company  shall be
                    ---------
Galuchie, President and Treasurer; Runnels, Executive Vice President; Jeffrey L. Criswell, Secretary; and Gale A. Sancio, Assistant Secretary; and such persons shall hold office until their successors are duly chosen and qualified. Any Officer may be removed at any time, with or without cause, by a Majority Vote of the Members. Any vacancy occurring in any office of the Company shall be filled by a Majority Vote of the Members. No officer shall have the authority to bind the Company within the meaning of ss. 18-402 of the Delaware Act.

     Section 15.8  Resignations  of New Members.  Each New Member hereby resigns
                   ----------------------------
from all officer and director positions held by such New Member with Kent or any Affiliate of Kent, effective as of the date of execution of this Agreement.

     Section 15.9 Termination of Retirement,  Benefit and Welfare Benefits. From
                  --------------------------------------------------------
and after the date of execution of this Agreement, the participation by all Company employees in all qualified and non-qualified retirement, benefit and welfare plans maintained by Kent and any Affiliate of Kent for its employees shall terminate, except as otherwise provided in Section 15.2 hereof.

     Section 15.10 Notices.  All notices provided for in this Agreement shall be
                   -------
in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

     (i) If given to the Company, at the Company's principal place of business established pursuant to Section 2.5 hereof, addressed to the attention of the Manager; or

     (ii) If given to any Member, at the address set forth opposite his, her or its name on Schedule A attached hereto, or at such other address as such Member may hereafter designate by written notice to the Company and all other Members.

     All such notices shall be deemed to have been given when received.

     Section 15.11 Amendments.
                   ----------

     (i) No amendment to this Agreement shall be effective or binding upon the parties hereto unless the same shall be in writing and shall have been approved by the Members by Required Vote. Upon the receipt by the Manager of a written request signed by any Member, or should the Manager desire to propose such an amendment, the Manager shall call a meeting of the Members pursuant to Section

5.5(i) hereof for the purpose of a vote by the Members for or against the adoption of such proposed amendment.

     (ii) Notwithstanding the provisions of Subsection (i) of this Section 15.11, the Manager may amend this Agreement without the consent of any Member for the purpose of correcting any patent error, omission or ambiguity contained in this Agreement. The Manager shall, promptly after approval of any amendment pursuant to this Paragraph (ii), cause a copy of the amendment to be delivered to each Member and Assignee.

     Section 15.12 Failure to Pursue Remedies.  The failure of any party to seek
                   --------------------------
redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

     Section 15.13 Cumulative Remedies. The rights and remedies provided by this
                   -------------------
Agreement are cumulative, and the use of any one right or remedy by any party shall not preclude or waive his, her or its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     Section  15.14 Binding  Effect.  This  Agreement  shall be binding upon and
                    ---------------
inure to the benefit of all of the parties hereto and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

     Section 15.15  Interpretation.  Throughout this Agreement,  nouns, pronouns
                    --------------
and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles," "Sections" and "Paragraphs" shall refer to corresponding provisions of this Agreement.

     Section  15.16  Severability.  The  invalidity or  unenforceability  of any
                     ------------
particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     Section 15.17 Counterparts. This Agreement may be executed in any number of
                   ------------
counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

     Section 15.18 Integration.  This Agreement constitutes the entire agreement
                   -----------
among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements (including, without limitation, the Original Agreement) and understandings pertaining thereto.

     Section 15.19  Governing  Law. This Agreement and the rights of the parties
                    --------------
hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws. Each party to this Agreement hereby submits to and accepts the exclusive jurisdiction of any state or federal court sitting in the State of Delaware with respect to any action, suit or proceeding arising out of or based upon this Agreement or any matter relating hereto. Each party to this Agreement hereby waives any objection that it may have to the laying of venue in any such court. Each party to this Agreement further agrees that (i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint an agent in the State of Delaware as such party's agent for acceptance of legal process and to notify all other parties of the name and address of such agent, and (ii) to the fullest extent permitted by law, service of process may be made upon him, her or it by certified or registered U.S. mail. Nothing herein shall affect the right of a party to serve process in any other manner permitted by law. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY MATTER RELATING HERETO.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 20th day of August, 2003.

                              KENT FINANCIAL SERVICES INC.
                               Initial Member



                              By:  /s/ Paul O. Koether
                                   -----------------------------------
                                   Name:    Paul O. Koether
                                   Title:   Chairman and Chief Executive Officer



                                   /s/ G. TYLER RUNNELS
                                   ----------------------------------
                                   G. TYLER RUNNELS




                                   /s/ JOHN W. GALUCHIE, JR.
                                   ----------------------------------
                                   JOHN W. GALUCHIE, JR.

                                   SCHEDULE A
                                       TO
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           T.R. WINSTON & COMPANY, LLC

                              MEMBERS AND ASSIGNEES
                              ---------------------

1.  MEMBERS

                                                         Number      Percentage
            Name                  Mailing               of Units      Interest
            ----                  -------               ---------    ----------

(a) Kent Financial Services,      376 Main Street
       Inc.                       P.O. Box 74
                                  Bedminster, NJ 07921     4000         40%

(b) G. Tyler Runnels              1999 Avenue of the Stars
                                  Suite 2530
                                  Los Angeles, CA  90067   5001      50.01%

(c) John W. Galuchie, Jr.         376 Main Street
                                  P.O. Box 74
                                  Bedminster, NJ  07921     999       9.99%

                                                        -------      ------

TOTALS                                                    10000        100%
                                                        =======      ======

2.  ASSIGNEES

         None

                                  SCHEDULE A-1
                                       TO
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           T.R. WINSTON & COMPANY, LLC

The following is a description of the assets of the Predecessor Corporation deemed contributed by Kent to the Company pursuant to Section 4.1(i) of the Agreement, the agreed Gross Asset Values of such assets, a description of the liabilities of the Predecessor Corporation assumed by the Company, the amount of such liabilities, and the aggregate agreed net value of the contribution to the Company deemed made by Kent pursuant to Section 4.1(i) of the Agreement:

Description of Assets                                         Gross Asset Value
---------------------                                         -----------------

Current Assets
      Cash and cash equivalents                                 $     133,328
      Due to/from broker                                              179,035
      Marketable securities, net                                      145,002
      Accrued interest receivable                                     167
      Commissions receivable                                          56,854
      Pre-paid Expenses                                               31,483
      Securities sold not settled                                     974,250
                                                                      -------
        Total current assets                                          1,520,119
                                                                      ---------

Fixed Assets                                                          38,379
      less:  Accumulated depreciation                                (35,782)
                                                                      ------
      Fixed assets, net                                               2,597
                                                                      -----

Total Assets                                                          1,522,716
                                                                      ---------

Description of Liabilities                                            Amount
--------------------------                                            ------

Current Liabilities
Accounts payable                                                      12,561
      Accrued expenses                                                67,546
      Stock purchased not settled                                     942,609
      Total current liabilities                                       1,022,716
                                                                      ---------
Agreed Net Value                                                      $500,000
                                                                      ========






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